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                                                                    EXHIBIT 10.9

                                                                   EXHIBIT 10.9

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)

         THIS CONTRACT is made as of this __ day of __, 1988 by and between Hughes Network Systems, Inc., 11717 Exploration Lane, Germantown, MD 20874, a Delaware Corporation ("Seller") and IMPSAT, S.A., Viamonte 1526 - 9 degrees Piso, 1055 - Buenos Aires, Argentina, an Argentinian Corporation ("Buyer"), for the sale of equipment and related services and the licensing of related software for the purpose of establishing Buyer as an OEM supplier of Integrated Satellite Business Networks(TM) ("ISBNs(TM)").

         In consideration of the mutual covenants contained herein, the parties agree as follows:

I.       SCOPE

         A.      Initial Order

         In accordance with the terms and conditions set forth herein, the Statement of Work attached hereto as Exhibit A ("SOW") and the Technical Specification attached hereto as Exhibit F (which three documents will govern in the order of precedence just recited), Seller will provide to Buyer the equipment, software, and services set forth in Section 2, Deliverables of Exhibit A hereto ("Initial Order").

         B.      Additional Purchases

         Seller agrees to sell to Buyer and Buyer will have the right to purchase from Seller during the term of this Contract, additional equipment, software and services listed in Section 2. ISBN(TM) System Equipment Options, of Exhibit C ("Additional Purchase(s)"). Orders for Additional Purchases will refer to and be governed by the terms and conditions of this Contract, unless otherwise explicitly agreed in writing.

         C.      OEM Relationship

         Buyer will add value to equipment purchased under this Contract and will resell them under its own label. Exhibit D includes the manufacturing license and technical assistance draft agreement.

II.      TERM OF CONTRACT

         Notwithstanding execution of this Contract, this Contract will not be Effective until Buyer receipt of EXIM bank financing and Seller receipt of a related letter of credit, INTELSAT authorizes operation of the proposed VSATs over the selected INTELSAT transponder, and Buyer pays Seller the five (5) percent initial

                 Notwithstanding execution of this Contract, this Contract will not be Effective until Buyer pays Seller the five (5) percent down payment as required by Exhibit C."

         The term of this Contract will extend from the Effective Date for a period of 5 years, and will continue thereafter until terminated by either party by sixty (60) days prior written notice or as otherwise provided herein.

III.     CONTRACT PRICES

         A.      Prices for the initial Order

         Buyer will pay to Seller for the Initial Order the prices set forth in
Section 1 of Exhibit C.





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                                                       IMPSAT, S.A. OEM CONTRACT
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         B.      Prices For Additional Purchases

         1) Buyer will pay to Seller, for Additional Purchases, the prices set forth in Exhibit C subject to adjustments as set forth in this Contract.

         2) Prices for Additional Purchases will remain fixed until January 1, 1990. At any time thereafter during the term of this Contract. Seller may increase prices with ten (10) days prior notice to Buyer, not more than once each calendar quarter, at a rate not to exceed seven and one-half percent (7 1/2%) per year cumulative from the Effective Date.

         3) Price increases provided for in Paragraph B.2 above will apply to orders placed after the effective date of the price increase and to portions of orders for which Buyer has requested delivery six (6) months or more after the effective date of such price increase.

         C.      Additional Charges

         In addition to the prices set forth in Exhibit C for the Initial Order and for Additional Purchases. Buyer will pay to Seller any customs, duties or taxes imposed by a jurisdiction outside the United States. If Seller arranges shipping beyond U.S. port of embarkation, shipping costs for the Initial Order or Additional Purchases, if any, incurred by Seller will be billed to Buyer at Seller's cost plus a ten percent (10%) handling charge, except that shipping charges for PES(TM) remote terminals will be as set forth in Exhibit C. Other charges which Seller may be required to pay or collect upon with respect to the Initial Order or Additional Purchases or any part thereof, will be billed to Buyer at Seller's cost.

IV.      PAYMENT TERMS

         Buyer will make each payment under this Contract in accordance with the payment terms stated in Exhibit C. A late payment charge, at an annual rate of the lesser of (i) the current prime rate (or equivalent), as last quoted by The Wall Street Journal prior to the due date of the payment, plus two percent (2%), or (ii) the maximum rate allowed by applicable law, will be applied to any payment not received by the due date thereof.

V.       DELIVERY, TITLE AND RISK OF LOSS

         A.      Delivery

         1) Delivery of Initial Order equipment shall be F.O.B. U.S. port of embarkation, cleared for export according to the scheduling requirements set forth in the SOW. Seller will arrange for shipment of Initial Order equipment to a location designated by Buyer in accordance with the provisions of Exhibit C.

         2) Seller will deliver Additional Purchases equipment F.O.B. U.S. port of embarkation cleared for export on schedules to be mutually agreed upon. Seller will arrange for shipments of Additional Purchases equipment to a location designated by Buyer in accordance with the provisions of Exhibit C.

         3) In the event that any equipment is ready for delivery in accordance with the delivery schedule and Seller delays shipments thereof pursuant to Buyer's request or because Buyer is not prepared to accept such scheduled delivery. Seller will notify Buyer that such equipment is available for shipment, and will store





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                                                       IMPSAT, S.A. OEM CONTRACT
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the equipment. Buyer will reimburse Seller for all reasonable and actual storage or other expenses that Seller incurs by reasons of such delay and storage. If redelivery has not occurred within fifteen (15) days, (but sixty
(60) days if Buyer needs the time to secure import clearance) Seller will invoice Buyer, and Buyer will pay Seller for the equipment.

         B.      Title and Risk of Loss

         Risk of loss thereof or damage to all or a portion of the equipment will pass to Buyer at the time of shipment except that risk of loss or damage for equipment to be installed by Seller will pass to Buyer upon installation. Title to all or a portion of the equipment will pass to Buyer upon shipment.

VI.      ACCEPTANCE

         A.      Acceptance

         Buyer will accept the Initial Order and Additional Purchases or portions thereof, as of the date of successful competition of the applicable Acceptance Test described in the SOW. Promptly upon completion of the Acceptance Test. Buyer will give its Acceptance or will notify Seller in writing of the particulars in which the equipment or software does not conform with the requirements of Exhibit F. Failure of Buyer to give such notice within ten (10) business days after conduct of the applicable Acceptance Test will constitute Acceptance by Buyer. Seller will promptly correct any nonconformities of which it has written notice from Buyer and will notify Buyer that the corrections are ready for retest and Acceptance. Upon successful completion of such retest, Buyer will give its Acceptance.

         B.      Qualified Acceptance

         Qualified acceptance by Buyer ("Qualified Acceptance") will occur upon determination by Buyer, and written notification to Seller thereof, that equipment or software, although not yet accepted, is suitable for beneficial use. Buyer will have the right of free access to and use of any equipment of software with respect to which Qualified Acceptance has occurred.
Qualified Acceptance will be deemed to constitute Acceptance for purposes of
(i) the payment schedules set forth in Exhibit C and Buyer agrees to pay Seller in accordance with such schedule to the extent that Qualified Acceptance has occurred, (ii) passage of title under Section V(B) hereof, and (iii) start of warranty. However, Qualified Acceptance will not relieve Seller from any of its responsibilities under this Contract, including correction of deficiencies.

         C.      Liquidated Damages

         If HNS is late in completion of Qualified Acceptance for the Hub and initial PES(TM) units, then Buyer as its sole and exclusive remedy shall be paid by HNS the following liquidated damages:

                 - 0.1% per work day on the value of Hub equipment for the first month of delay

                 -        1% per week at the start of second month of delay

                 - Total damages will not exceed 10% of the value of the Hub equipment.

                 - In the event such total damages reach 10% of the value of the Hub equipment, Buyer may, at its option, terminate this Agreement on 30 days notice, and opportunity to cure.

         D.      Premium Payments





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                                                      IMPSAT, S.A. OEM CONTRACT
                                                                 E-5349 (9/88P)


         If HNS completes Qualified Acceptance for the Hub and Initial PES(TM) units ahead of schedule, then Buyer will pay to HNS the following premiums:

         - 0.05% per work day of the value of the Hub equipment for up to one month advance completion

         -       0.5% per week for more than one month advance completion

         - Total premium will not exceed 5% of the value of the Hub equipment.

VII.     LICENSE OF SOFTWARE

         A. Buyer acknowledges that any software supplied by Seller to Buyer hereunder is subject to the proprietary rights of Seller and/or Seller's vendor(s) (the "Licensor(s)"). Seller or its Licensor(s), as the case may be, will retain title to all of the Software.

         B. Subject to performance by Buyer of the terms and conditions of this Contract, Seller hereby grants to Buyer and Buyer hereby accepts from Seller a limited, nontransferable (except to Buyer's and user customers in Argentina) nonexclusive license for sublicense, as applicable) to use the Software solely in the operation of Seller equipment or equipment manufactured by or for Buyer under the Manufacturing License and Technical assistance Agreement between the Parties entered into or even date herewith, to commence on delivery of the Software to Buyer and payment thereof by Buyer and to last for the life of the Seller equipment.

         C. Except as permitted by this Paragraph, Buyer will not (i) copy or duplicate, or permit anyone else to copy or duplicate, any part of the Software, or (ii) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the source programs or any part thereof from the object programs or from other information made available under this Contract. Buyer may at its own expense) make one copy of the Software (except for the source program) for archive purposes.

         D. Buyer will not, directly or indirectly, sell, transfer, offer, disclose, lease (as lessor), or license the Software to any third party, except that subject to the terms of this Contract. Buyer may sublicense to a third party purchaser, leasee or user of the equipment the right solely to use the software in the operation of the equipment.

         E. If Seller produces any new features or functional changes in the software after delivery of the software hereunder, which it makes generally available to its customers. Buyer shall have the right to obtain such new features or functional changes at the prices then in effect including Seller's standard purchase price and recurring maintenance charges. If Buyer elects to purchase the software containing such new features or functional changes, such software is also covered by this license.

VIII. LIMITED WARRANTIES, DISCLAIMERS, PROCEDURES

         A. Seller will deliver good title to all or any part of the Initial Order or Additional Purchases that is to become the property of Buyer pursuant to this Contract, free from any and all liens, claims, or encumbrances.

         B. Subject to the terms and conditions hereof, Seller warrants for a period of one year, commencing upon the date(s) of Buyer's Acceptance thereof ("Warranty Period"), modules or assembled units tested by Seller and provided to Buyer pursuant to this Contract against defects in material and workmanship that





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                                                       IMPSAT, S.A. OEM Contract
                                                                  E-5349 (9/88P)


cause a failure to perform in accordance with the specifications set forth in this Contract ("Defects"). Seller shall, as its sole liability for breach of Warranty and at its option and expense in accordance with Paragraph D below, promptly repair or replace, or cause to be repaired or replace or cause to be repaired or replaced, any Seller equipment that proves to have a Defect during such Warranty Period.

         C. Subject to the terms and conditions hereof, Seller warrants that the Software developed by Seller and provided Buyer pursuant to this Contract ("Seller's Software") will, when property installed on the equipment on which it is designated by Seller for use, perform in accordance with the specifications in this Contract. As its sole liability hereunder for Seller's Software, upon Acceptance. Seller will commence software maintenance in accordance with the Statement of Work, provided for in the ISBN(TM) System Maintenance Services Agreement between the parties.

         D. The limited warranties set forth in this Article, except for the warranty of title, are contingent upon Buyer's notifying Seller or an alleged Seller equipment defect during the warranty periods defined herein. Repair, replacement, amendment, or alteration will be performed in accordance with Seller's standard practices with respect to such equipment. Buyer shall be responsible for the return of equipment to Seller's designed repair location, freight prepaid and packed to assure safe arrival. Seller shall return repaired, replaced, amended or altered equipment, freight prepaid and packed to assure safe arrival to Buyer's designated location in Argentina.

         E. The limited warranties set forth in this Article will not apply with respect to (i) Seller equipment that has been subject to unauthorized alteration, modification, or repair, or (ii) defects or failures resulting from improper handling, storage, operation, interconnection, or installation;
failure to continually provide a suitable installation and operational environmental or any other cause beyond the range of normal usage for the equipment (except, in all of the foregoing cases, when caused by Seller).

         F. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, SELLER NEITHER MAKES, NOR ASSUMES ANY LIABILITY UNDER, ANY WARRANTIES (WHETHER EXPRESS, IMPLIED, OR STATUTORY) ON OR WITH RESPECT TO THE INITIAL ORDER AND/OR ADDITIONAL PURCHASES OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Service of Seller equipment, in the manner and for the period of time provided above, and Seller's satisfaction of its obligations under the SOW will constitute fulfillment of all liabilities of Seller to Buyer, whether based on contract, negligence, or otherwise with respect to the equipment or the software delivered to Buyer hereunder.

         G. Any software and any equipment designed with an asterisk is provided by Seller "as is," provided that Seller will make available to Buyer the benefits of any vendor or licensor original warranty. SELLER NEITHER MAKES NOR ASSUMES ANY LIABILITY UNDER ANY WARRANTIES (WHETHER EXPRESS, IMPLIED, OR STATUTORY) ON OR WITH RESPECT TO ANY SUCH EQUIPMENT OR SOFTWARE, INCLUDING ANY IMPLIED CONDITIONS OR WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IX.      MAINTENANCE AND SPARE PARTS SUPPORT

         Seller will make available spare parts and maintenance services for all equipment sold under this Contract for a period of not less than seven
(7) years from the Effective Date. In the event Seller is unable to supply such spare parts because of bankruptcy or being otherwise out of business. Seller will provide Buyer





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                                                       IMPSAT, S.A. OEM Contract
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with all necessary drawings and engineering detail as necessary to allow Buyer to maintain ISBN(TM) equipment.

         The standard ISBN(TM) maintenance service agreement is included in Exhibit E and will be executed by IMPSAT, S.A. and HNS.

X.       PROPRIETARY INFORMATION

         A. Seller and Buyer, to the extent of their contractual and lawful right to do so, will exchange proprietary or confidential information as reasonably necessary for each to perform its obligations under this Contract. All information relating to this Contract provided by either party to the other, whether oral or written, and when identified as confidential in writing, and all Software will be and is hereby deemed to be confidential and ("Proprietary Information").

         B. Except as set forth in Paragraph C below, a party receiving Proprietary Information pursuant hereto (the "Receiving Party"), will not, without the prior written consent of the party disclosing such information the "Disclosing Party"), (i) use any portion of the Proprietary information for any purpose other than the purpose of this Contract, or (ii) disclose any portion of the Proprietary information to any persons or entities other than the employees, manufacturing subcontractors, and consultants of the Receiving Party and Seller's subcontractors) who reasonably need to have access to the Proprietary information in connection with the purposes of this Contract and who have agreed to protect Proprietary information as though they were a party to this Contract.

         C. A Receiving Party will not be liable for disclosure of Proprietary information, or part thereof, if the Receiving Party can demonstrate that such Proprietary information (i) is in the public domain at the time it is disclosed or subsequently entered the public domain through no fault of the Receiving Party; (ii) is known to or in the possession of the Receiving Party at the time of receipt; (iii) became known to the Receiving Party from a source other than the Disclosing Party without breach of this Section by the Receiving Party; or (iv) is disclosed more than five (5) years, except fifteen (15) years for Software, after the date of receipt of the Proprietary Information by the Receiving Party. In the event of any legal action or proceeding or asserted legal requirement for disclosure of Proprietary Information furnished hereunder, the Receiving Party will promptly notify the Disclosing Party and, upon the request and at the expense of the Disclosing Party, will cooperate with the Disclosing Party in lawfully contesting such disclosure. Except in connection with any failure to discharge its responsibilities under the preceding sentence, the Receiving Party will not be liable for any disclosure pursuant to court order.

         D. Proprietary information will remain the property of the Disclosing Party and will, at the Disclosing Party's request and after it is no longer needed for the purposes of this Contract, promptly be returned thereto or be destroyed, together with all copies made by the Receiving Party and by anyone to whom such Proprietary Information has been made available by the Receiving Party in accordance with the provisions of this Section.

XI.      LIMITATION OF LIABILITY.

         Seller will be liable for any direct and proximate damages that Buyer may suffer as a consequence of material breach by the Seller of its duties according to the Contract. Notwithstanding any other provision of this Contract, the remedies of Buyer set forth herein are exclusive and the liability of Seller with respect to





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the Initial Order or Additional Purchases, will not exceed return of monies paid for goods not accepted (in the case of the hub, after System Acceptance Test) plus ten percent (10%) of the lesser of price of the Initial Order or Additional Purchases or part thereof on which such liability is based. IN NO EVENT WILL SELLER BE LIABLE TO BUYER OR ANYONE ELSE FOR SPECIAL, COLLATERAL, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOSS OF GOODWILL, LOSS OF PROFITS OR REVENUES, LOSS OF SAVINGS, LOSS OF USE, INTERRUPTIONS OF BUSINESS, AND CLAIMS OF CUSTOMERS) WHETHER SUCH
DAMAGES OCCUR PRIOR TO SUBSEQUENT TO, OR ARE ALLEGED AS A RESULT OF, TORTIOUS CONDUCT OR BREACH OF ANY OF THE PROVISIONS OF THIS CONTRACT, EVEN IF SELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

XII.     PATENT AND COPYRIGHT INDEMNITY

         A. Seller agrees to resist or defend at its own expense any request for royalty payments or any claim for equitable relief or damages against Buyer based on an allegation that the manufacture of any Seller equipment or the use, lease, or sale thereof or that any documentation infringes any United States or Argentinian patent or copyright, and to pay any royalties and other costs related to the settlement of such request and to pay the costs and damages, including attorney's fees, finally awarded as the result of any suit based on such claim, provided that Seller is given prompt written notice of such request or claim by Buyer and given authority and such reasonable assistance and information as Seller requests in writing and as it is available to Buyer for resisting such request or for the defense of such claim.

         B. In the event that, as a result of any such suit (i) prior to delivery, the manufacture of any item supplied by Seller hereunder is enjoined, or if after delivery, the use, lease or sale thereof is enjoined. Seller will, at its option and expense, either (a) negotiate a license or other agreement with plaintiff so that such item is no longer infringing, (b) modify such item suitably or substitute a suitable item therefore, which modified or substituted item is not subject to such injunction, and to extend the provisions of this Article thereto, or, if (a) or (b) cannot be effected by Seller's reasonable and diligent efforts, (c) repurchase enjoined items at their then current value on Buyer's books, and (d) compensate Buyer for the direct and proximate damages suffered by it as a consequence of that injunction.

         C. Notwithstanding the above, Seller will not be liable for any damages or costs resulting from claims (i) that Seller's compliance with Buyer's designs, specifications, or instructions, (ii) that use of any item provided by Seller in combination with products not supplied by Seller, or
(iii) that a manufacturing or other process carried out by or through Buyer and utilizing any item provided by Seller constitutes either direct or contributory infringement of any United States patent (such claims being collectively referred to herein as "Other Claims"). Buyer will indemnify Seller from any and all damages and costs (including settlement costs) finally awarded or agreed upon for infringement of any United States patent or copyright in any suit resulting from Other Claims, and from reasonable expenses incurred by Seller in defense of such suit if Buyer does not undertake the defense thereof.

         D. In no event will Seller or Buyer be liable for damages hereunder in excess of the contract price or for consequential damages or costs. This indemnity is in lieu of any other indemnity or warranty, express or implied, with respect to patents and copyrights.





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XIII.    RESPONSIBILITIES OF BUYER

         Buyer will, at is own expense, preform its responsibilities, in accordance within the requirements and schedule(s) set forth in the SOW.

XIV.     FORCE MAJEURE

         Seller will not be liable for nondelivery, delay in delivery or installation, or any other impairment of performance hereunder in whole or in part caused by the occurrence of force majeure, including but not limited to war (whether an actual declaration thereof is made or not), sabotage, insurrection, rebellion, riot or other act of civil disobedience, act of a public enemy, failure or delay in transportation, failure of or delay in performance of Buyer's obligations under this Contract, act of any government or any agency or subdivision thereof, judicial action, labor dispute, fire, accident, explosion, epidemic, quarantine, restrictions, storm, flood, earthquake or other Act of God, or shortage of labor, fuel, raw material, or machinery, where Seller has exercised ordinary care in the prevention thereof. If any such contingency occurs. Seller and Buyer will agree on a new schedule and the delivery requirements of this Contract will be amended accordingly.

XV.      GENERAL

         A.      Export Control/Regulations

         It is expressly agreed that the execution of this Contract and the subsequent delivery of the Initial Order and Additional Purchases under this Contract will be subject to all applicable export controls imposed or administered by the U.S. Department of Commerce as well as by any other U.S. Government Agency that may impose any such controls, including but not limited to the export of technical data, equipment, software and know-how.

         B.      Assignment

         This Contract is not assignable by either party without the prior written consent of the other party hereto, except that Seller may assign this Contract to any affiliate or surviving corporation without the prior written consent of Buyer.

         C.      Governing Law and Arbitration

         1) This Contract, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of Switzerland.

         2) All disputes arising out of or in connection with the Contract which cannot be amicably solved shall be settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by three (3) arbitrators appointed in accordance with said rules. The arbitrator's award shall be final and binding upon the parties hereto and may be entered as a judgement into any court having jurisdiction. The seat of arbitration shall be Geneva. Switzerland and arbitration will be conducted in English.





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         D.      Notices

         All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by either party to the other party pursuant to this Contract will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, or telex, addressed as follows:

If to Seller:

         Hughes Network Systems, Inc.
         11717 Exploration Lane
         Germantown, MD  20874
         U.S.A.
         Attention: Director, VSAT Contracts Administration

If to Buyer:

         IMPSAT, S.A.
         Viamonte 1526-9 degrees Piso
         1055 - Buenos Aires
         Argentina

         Either party may designate by written notice a new address to which any notice, demand, request, or communication will be delivered as provided above.

         E.      Program Manager

         Each party will promptly appoint a Program Manager who will be authorized to represent the appointing parties in all the matters within the scope of, but not amending or interpreting this Contract.

         F.      Changes

         Buyer shall have the right, by written notice to Seller, to request changes to this Contract. If any such requested change would result in a change in the cost to Seller, in the time for Seller performance, or would otherwise effect any term of this Contract, Seller shall so notify Buyer within thirty
(30) business days of its receipt of the request, and will then advise Buyer of any proposed adjustment in the price, time for performance, or other affected term. Upon reaching mutual agreement, both parties shall execute a Contract amendment and this Contract shall be deemed modified accordingly as of the date both parties have affixed their signatures.

         Seller shall have the right to make product changes that do not affect form, fit, or function without prior notice.

         G.      Entire Understanding

         This Contract supersedes and replaces any and all prior agreements, understandings or arrangements, whether oral or written, heretofore made between the parties and relating to the subject





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                                                       IMPSAT, S.A. OEM CONTRACT
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matter hereof, and together with the Exhibits attached hereto constitutes the entire understanding of the parties with respect to the subject matter of this contract. This Contract, may not be altered or amended except by an express written agreement signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract or have caused this Contract to be duly executed on their behalf effective as of the date first written above.

Hughes Network Systems, Inc.               IMPSAT S.A.

------------------------------             ------------------------------
By:                                        By:

------------------------------             ------------------------------
Name                                       Name

------------------------------             ------------------------------
Title                                      Title





         Industries Metalurgicas Pescarmona S.A.I.C.F. guarantees the performance by IMPSAT, S.A. of its obligations under this Contract and the related Manufacturing License and Technical Assistance Agreement and System Maintenance Services Agreement.


                                                            -----------------
                                                                For IMPSA





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                                                       IMPSAT, S.A. OEM CONTRACT
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                                  EXHIBIT C

                                    DRAFT

                         PAYMENT AND PRICE SCHEDULE




                             September 16, 1988





        All information contained in or disclosed by this document is confidential and proprietary to Hughes Network Systems, Inc. By accepting this material the recipient agrees that this material and the information contained therein will be held in confidence and will not be reproduced in whole or in part except for purposes of this contract. It is understood that no right is conveyed to reproduce or have reproduced any item herein contained without express written permission from Hughes Network Systems, Inc.

                                                             EQUIHNS.XLS





                                                          UNIT.PRICES             INITIAL        TOT. PRICES      TOT. PRICES
        DESCRICION DE EQUIPOS                               WO/DISC.               ORDER           WO/DISC.       W/ 10% DISC.
                                                              USS                   C/U              USS              USS
NETWORK STARTUP EQUIPMENT                                   338,900                  1               338,900           305,010
BASEBAND EXPANSION RACK                                      38,900                  1                38,900            35,010
IF EXPANSION RACK                                            88,900                  0                     0                 0
BCD                                                          22,000                 10               220,000           198,000
DPC                                                          15,500                  6                93,000            83,700
LIM RS-232                                                    6,335                 22               139,370           125,433
LIM V.35                                                      6,335                  0                     0                 0
SINCRONOUS BIT TRANSPARENT                                    8,880                  2                17,760            15,984
DPC REDUNTANTE                                               47,800                  2                95,600            86,040
VOICE STARTUP EQUIPMENT                                      16,600                  0                     0                 0
VPC                                                          13,350                  0                     0                 0
SYSTEM IF DISTRIBUTION EQUIPMENT                             15,000                  0                     0                 0
SUBTOTAL 1                                                                                           943,530           849,177

SYSTEM CONTROL CENTER                                       178,850                  1               178,850           160,965
SYSTEM ENGINEERING                                          275,000                  1               275,000           247,500
SOFTWARE                                                     33,000                  1                33,000            29,700

OUTROUTE MODEM                                               17,780                  1                17,780            16,002
BCD (4 TARJETAS)                                             22,000                  1                22,000            19,800
PROCESSOR MODULE                                              5,000                  3                15,000            13,500
LIM                                                           4,500                  3                13,500            12,150
LIM I/0 RS 232                                                2,200                  1                 2,200             1,980
LIM I/0 V.35                                                  2,200                  0                     0                 0
LIM I/0 RS 449                                                2,600                  1                 2,600             2,340
TX/RX CONTROLLER (3 TARJETAS)                                22,500                  1                22,500            20,250
POWER SUPPLY                                                  2,200                  3                 6,600             5,940
VIM Y VIM I/O                                                13,350                  0                     0                 0
BCD BUS REPETER MODULE                                        2,100                  1                 2,100             1,890
BUS REPEATER MODUL                                            2,000                  0                     0                 0
MMB JUMPER                                                      300                  1                   300               270
MMB TERMINATOR                                                  200                  1                   200               180
BCD BRM TERMINATOR                                            1,500                  1                 1,500             1,350
BLOWER                                                          400                  0                     0                 0
IF AMPLIFIER FOR NET DIST CHASSIS                               700                  0                     0                 0
SCC - SOC INTERFACE CARD                                      8,890                  1                 8,890             8,001
SCC - SIC INTERFACE CARD                                      9,750                  1                 9,750             8,775
IF AMPLIFIER FOR SYSTEM DIST CHAS                               400                  1                   400               360
IF DISTRIBUTION POWER SUPPLY                                    400                  0                     0                 0
SUBTOTAL 2                                                                                           125,320           112,788

PACKING AND SHIPPING TO PORT                                  5,990                  1                 5,990             5,990

GENERAL TOTAL                                                                                      1,561,690         1,406,120

                                                             EQUIHNS.XLS





                                                          UNIT.PRICES             INITIAL        TOT. PRICES      TOT. PRICES
        DESCRICION DE EQUIPOS                               WO/DISC.               ORDER           WO/DISC.       W/ 10% DISC.
                                                              USS                   C/U              USS              USS
NETWORK STARTUP EQUIPMENT                                   338,900                  1               338,900           305,010
BASEBAND EXPANSION RACK                                      38,900                  1                38,900            35,010
IF EXPANSION RACK                                            88,900                  0                     0                 0
BCD                                                          22,000                 10               220,000           198,000
DPC                                                          15,500                  6                     0                 0
LIM RS-232                                                    6,335                 22               139,370           125,433
LIM V.35                                                      6,335                  0                     0                 0
SINCRONOUS BIT TRANSPARENT                                    8,880                  2                17,760            15,984
DPC REDUNTANTE                                               47,800                  2                95,600            86,040
VOICE STARTUP EQUIPMENT                                      16,600                  0                     0                 0
VPC                                                          13,350                  0                     0                 0
SYSTEM IF DISTRIBUTION EQUIPMENT                             15,000                  0                     0                 0
SUBTOTAL 1                                                                                           850,530           765,477

SYSTEM CONTROL CENTER                                       178,850                  1               178,850           160,965
SYSTEM ENGINEERING                                          275,000                  1               275,000           247,500
SOFTWARE                                                     33,000                  1                33,000            29,700

OUTROUTE MODEM                                               17,780                  1                17,780            16,002
BCD (4 TARJETAS)                                             22,000                  1                22,000            19,800
PROCESSOR MODULE                                              5,000                  3                15,000            13,500
LIM                                                           4,500                  3                13,500            12,150
LIM I/0 RS 232                                                2,200                  1                 2,200             1,980
LIM I/0 V.35                                                  2,200                  0                     0                 0
LIM I/0 RS 449                                                2,600                  1                 2,600             2,340
TX/RX CONTROLLER (3 TARJETAS)                                22,500                  1                22,500            20,250
POWER SUPPLY                                                  2,200                  3                 6,600             5,940
VIM Y VIM I/O                                                13,350                  0                     0                 0
BCD BUS REPETER MODULE                                        2,100                  1                 2,100             1,890
BUS REPEATER MODUL                                            2,000                  0                     0                 0
MMB JUMPER                                                      300                  1                   300               270
MMB TERMINATOR                                                  200                  1                   200               180
BCD BRM TERMINATOR                                            1,500                  1                 1,500             1,350
BLOWER                                                          400                  0                     0                 0
IF AMPLIFIER FOR NET DIST CHASSIS                               700                  0                     0                 0
SCC - SOC INTERFACE CARD                                      8,890                  1                 8,890             8,001
SCC - SIC INTERFACE CARD                                      9,750                  1                 9,750             8,775
IF AMPLIFIER FOR SYSTEM DIST CHAS                               400                  1                   400               360
IF DISTRIBUTION POWER SUPPLY                                    400                  0                     0                 0
SUBTOTAL 2                                                                                           125,320           112,788

PACKING AND SHIPPING TO PORT                                  5,990                  1                 5,990             5,990

GENERAL TOTAL                                                                                      1,468,690         1,322,420

                                [IMPSAT LOGO]


                                 IMPSAT S.A.
                                PURCHASE ORDER

GENERAL OFFICES                  HUGHES N.S.                 Date: 29 October 91
Alferez Pareja 256               11717 Exploration Lane
1107 - Buenos Aires              Germantown                  ORDER: 20025
REPUBLICA ARGENTINA              U.S.A.                      Amendment #1

TELEPHONE: # - (541)-362-4240    TELEPHONE: 1-(301)-428-5541
TELEFAX:   # - (541)-362-5030    TELEFAX:   1-(301)-428-2804

Attn: Alejandro Suarez del Cerro  Attn: Joel Goldstein
      Lila Schejter
      Horacio Gurzi

--------------------------------------------------------------------------------

================================================================================
        ITEM         QTY      DESCRIPTION            U.PRICE       T.PRICE
================================================================================
        1            12       LIM / LIM I/O            6,300           75,600
--------------------------------------------------------------------------------
        2            1        LIM / VIM I/O           12,210           12,210
--------------------------------------------------------------------------------
        3            3        DPC                     13,000           39,000
--------------------------------------------------------------------------------
        4            1        BB Expansion Rack       29,900           29,900
--------------------------------------------------------------------------------
        5            55       RDPC                     1,350           74,250
--------------------------------------------------------------------------------
        6            40       MPC                      1,600           64,000
--------------------------------------------------------------------------------
        7            27       VDP                        900           24,300
--------------------------------------------------------------------------------
        8            27       VP TEL                   1,350           36,450
--------------------------------------------------------------------------------
        9            12       VP PABX                  1,350           16,200
--------------------------------------------------------------------------------
        10           24       Power Supply DIU           420           10.080
--------------------------------------------------------------------------------
        11           2        Power Supply EDIU        1,302            2,604
--------------------------------------------------------------------------------
        12           24       FANS                        35              840
--------------------------------------------------------------------------------
        13           24       CABLES                     150            3,600
--------------------------------------------------------------------------------
        14           24       Daughter Board             250            6,000
--------------------------------------------------------------------------------
        16           12       Jumper Cable                30              360
--------------------------------------------------------------------------------
        17           4        Juntion Box                150              600
--------------------------------------------------------------------------------
        18           10       Crimp Tool                  85              850
================================================================================
                              TOTAL                                   396,844
================================================================================

NOTES:

1. All prices are in U.S. Dollars net to Hughes Network Systems
2. Total amount is F.O.B. Miami

COMMERCIAL TERMS

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)

                                 SECTION 1.0
                           PURCHASED SYSTEM PRICING


1.1      HUB BASEBAND EQUIPMENT PRICING

         Listed below is the pricing for a basic hub. Baseband Equipment, System Control Center, and hub Spares described in Exhibit A. Section 2.0. Prices are F.O.B., United States Port of embarkation.

         This exact hub configuration may change as a result of changes in the projected traffic or other requirements. Such changes will be mutually agreed upon in writing with the price impacts, if any, associated with the change specified. The final price will be adjusted to reflect the delivered configuration.


Hub Baseband Equipment (Per Exhibit A. Section 2.0)                     $   943,530

System Control Center including SCC
(Per Exhibit A. Section 2.0)                                            $   178,850

System Engineering and Program Management
(Per Exhibit A. Section 2.0)                                            $   275,000

ISBN(TM) System Software License                                        $    33,000
                                                                        -----------

TOTAL HUB EQUIPMENT AND SERVICES                                        $ 1,430,380

Hub Baseband Equipment Spares (Per Exhibit A. Section 2.0)              $   123,720
                                                                        -----------

                  Total                                                 $ 1,554,100

                  One time 10% discount                                     155,410

                                                                        -----------
                                                                        $ 1,398,690

Packing and Shipping to Port of Embarkation                             $     5,990

                                                                        -----------
TOTAL HUB EQUIPMENT, SERVICES, AND SPARES                               $ 1,404,680

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)

1.1.1    OPTIONS (RFT)

Redundat INTELSAT F-3 SCAMP Earth Station                           $322,420
        with 9.0 meter C-band antenna and 125 Watt HPA

Program Management                                               $    25,000


Spares                                                           $    93,180
Installation                                                     $   109,400

                                                                 -----------

TOTAL RFT OPTIONS                                                $   550,000

1.2      PERSONAL EARTH STATION INITIAL ORDER EQUIPMENT PRICING

         The pricing schedule for the initial Order of PES(TM) equipment is based on the Phase for which they are created as explained below.

Item                                     Unit Price     Qty     Extended Price
----                                     ----------     ---     --------------
Phase I
      PES(TM) Basic Package                11,938       250       2,984,500
      Shipping to port of embarkation                                18,600
      without crating**

Phase II
      PES(TM) Basic Package                11,938       250       2,984,500
      Shipping to port of embarkation                                18,600
      without crating**

                                                               --------------
TOTAL PES(TM) EQUIPMENT AND SHIPPING                             $6,006,200

     * See Exhibit A Section 2.4 for detail of PES(TM) equipment delivered at each phase.

    ** If Buyer requests antennas to be crated. Buyer will reimburse Seller actual expenses plus ten percent (10%) handling charge.

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)


1.3      ISBN(TM) SYSTEM EQUIPMENT AND SERVICES PRICING

Total Hub Equipment and Service                                 $1,404,680
   (Per Section 1.1 above)

Total PES(TM) Equipment and Shipping                            $6,006,200
   (Per Section 1.2 above)

                                                               ------------
TOTAL ISBN(TM) SYSTEM                                           $7,410,880


                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)




                                  SECTION 2.0
                  ISBN(TM)/PES(TM) SYSTEM EQUIPMENT OPTIONS



         In addition to the equipment to be provided in accordance with Subsections 1.1 and 1.2, additional equipment or software may be ordered by Buyer, at its option, by providing written notice to Seller at any time during
the term of the Contract.   Optional items are presented in the following
subsections. The prices indicated are exclusive of packing and shipping and are valid for the period specified in Section III B of the Contract. Prices for equipment or software ordered after this initial period shall be determined consistent with the terms of Section III B of the Contract.

         Pricing for the hub IF and Baseband Equipment, Subsection 2.1, is based on the assumption that the equipment is not ordered for inclusion in the initial system, but rather to be installed later as a system expansion. Therefore, the pricing does not include System Engineering or Program Management, but does include installation. The System Engineering and Program Management will be quoted when the exact schedule is known and the degree of Seller assistance desired by Buyer in network planning, etc. is defined.

2.1      HUB IF AND BASEBAND EQUIPMENT EXPANSION OPTIONS

2.1.1    NETWORK STARTUP EQUIPMENT                            PRICE:   $338,900
         (ONE SET REQUIRED PER OUTROUTE)

         This is the minimum necessary equipment to support a network (one outroute and its associated inroutes). It consists of an IF subsystem rack which contains redundant outroute modems and the redundant backup inroute burst channel demodulator, its does not include any online inroute demodulators. The IF subsystem rack has additional capacity to hold up to 11 inroute burst channel demodulators (item 2.1.4). The Network Startup Equipment also includes a baseband rack which includes redundant Network Control Clusters and System Interface Clusters in the bottom two chassis. This rack contains two additional chassis that contain 24 additional slots capable of holding Data Port Clusters and Voice Port Clusters. In addition, there are eight additional slots (4 in each chassis) in the two lower trays that can hold Call Connection Clusters, Voice Port Clusters (VPCs) or small Data Port Clusters (DPCs).

2.1.2    BASEBAND EXPANSION RACK                               PRICE:   $38,900

         This is a baseband expansion rack that has 48 spare slots to hold additional baseband equipment. These can be DPCs or VPCs. The Baseband expansion rack must be placed adjacent to the baseband rack included in the network startup equipment. A baseband expansion rack is connected to only one network.

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)



2.1.3    IF EXPANSION RACK                                     PRICE:   $88,900

         This is an IF expansion rack that can hold up to 16 additional inroute demodulators and includes 4 Burst Channel Demodulator chassis. This rack counts as one of eight networks the System IF Distribution Chassis can support. This rack must be placed adjacent to the IF rack included in the startup equipment. An IF expansion rack is connected to only one network.

2.1.4    INROUTE BURST CHANNEL DEMODULATORS (BCD)              PRICE:   $22,000
         (ONE REQUIRED PER INROUTE)

         This is the demodulator required at the hub to receive the inroute.
Note: There is a maximum of 11 inroutes per outroute, without expanding into an IF expansion rack.

2.1.5    DATA PORT CLUSTER (DPC) STARTUP EQUIPMENT             PRICE:   $15,500
         (ONE PER DPC)

         This is the common DPC equipment to support up to four Line Interface Modules (LIMs). This equipment occupies two baseband equipment slots. It consists of the Traffic Processor Module, the utility Processor Module and the necessary jumpers, etc. to support up to four LIMs.

2.1.6    STANDARD LINE INTERFACE MODULES (LIMs)                 PRICE:   $6,335

         These are the standard LIMs. There are a maximum of four LIMs per DPC. A LIM can support the data rates indicated below. These LIMs must be placed adjacent to their DPC startup equipment. The price includes up to 100 ft. of interface cable per port. A LIM occupies one baseband equipment slot. All ports on an individual LIM must support the same protocol. Standard electrical interfaces include RS-232, V.35 and RS-449.

       Port Speed (kbps)           No. of Ports per LIM
       -----------------           --------------------

              64*                          1
               56                          1
             19.2                          2
              9.6                  4 (RS-232 or 422 only)
              4.8                     6 (RS-232 only)
          1.2-2.4                     6 (RS-232 only)

    *Pass-through or bit transparent mode only.

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)



2.1.7    SYNCHRONOUS BIT TRANSPARENT TRANSMISSION KIT           PRICE:   $8,880

         One of these kits is required per DPC Redundancy Group. It consists of the following:

         -  Two Receiver/Driver Module (RDM)
         -  Two Clock Terminators
         -  Two RDM to TX/RX Cables
         -  Cable wiring for clock distribution inside the DPC redundancy group

2.1.8    1:N REDUNDANT DPC (N=1,2,3)                           PRICE:   $47,800

         A 1:N redundant DPC supports redundancy of online DPC's. This equipment occupies six baseband slots. A redundant DPC must be in the same chassis or in an adjacent chassis to the online DPCs. The hardware compliment of LIMs and electrical interfaces must be a superset of the DPCs that it backs up.

2.1.9    VOICE STARTUP EQUIPMENT                               PRICE:   $16,600

         This includes the two Call Connection Clusters (CCCs) and the necessary cables to provide timing to the VPCs. The CCCs occupy two baseband slots.

2.1.10   VOICE PORT CLUSTER                                    PRICE:   $13,350

         A VPC will support two voice channels. The VPC includes the Voice Interface Module (VIM) and the VIM I/O Module. The interface is 4W plus E&M. Signaling is via DTMF. The price includes up to 100 of interface cable per voice channel. A VPC occupies one baseband equipment slot. There is a minimum of two per network. An extra VPC must be included if redundancy (via hunt group) of VPCs is desired.

2.1.11   SYSTEM IF DISTRIBUTION EQUIPMENT                      PRICE:   $15,000

         One required per up to 8 IF subsystems of IF expansion racks; if there is one IF rack per network then one is required per 8 networks (or 8 outroutes) to distribute and amplify the IF levels from the dowconverters into the IF racks. This equipment mounts in one of the network IF subsystem racks.

2.2      OPTIONAL NETWORK DIAL BACKUP

2.2.1    NETWORK DIAL BACKUP UNIT                              PRICE:   $33,450

         This unit supports dial backup via wireline modems on up to 15 ports on a single network. The price includes an Expansion Digital interface Unit
(EDIU) configured with an IOC and the Modem Backup Card which plugs into a BCD chassis in an IF Rack. Remote Data Port Cards (RDPC) and terrestrial modems are not included. The number of RDPCs and terrestrial modems required will depend on the number of ports that are to be supported simultaneously (1-*5).

2.2.2    DIAL BACKUP UNIT HUB SITE LICENSE                     PRICE:   $30,000

         This license is required on a per hub site basis if one Dial Backup Unit described above is to be utilized. (Available 4th quarter 1986).

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)



2.3      ADDITIONAL HUB IF AND BASEBAND SPARES

         Pricing on individual hub spares is shown below. These prices are Ex-Works Seller's facility and do not include installation or shipping.

 Item                                                          Unit Price
 ----                                                          ----------

 Outroute Modem                                                   $17,780
 Inroute Burst Channel Demodulator (4 module set)                  22,000
 Processor Module                                                   5,000
 Line Interface Module                                              4,500
 LIM I/O (RS-232)                                                   2,200
 LIM I/O (V.35)                                                     2,200
 LIM I/O (RS-449)                                                   2,600
 TX/RX Controller (3 module set)                                   22,500
 Power Supply                                                       2,200
 Voice Interface Module and VIM I/O                                13,350
 BCD Bus Repeater Module                                            2,100
 Bus Repeater Module                                                2,000
 MMB Jumper                                                           300
 MMB Terminator                                                       200
 BCD BRM Terminator                                                 1,500
 Blower                                                               400
 IF Amplifier for Network Distribution Chassis                        700
 SCC - SOC Interface Card                                           8,890
 SCC - SIC Interface Card                                           9,750
 IF Amplifier for System Distribution Chassis                         400
 IF Distribution Power Supply                                         400

2.4      SYSTEM CONTROL CENTER OF OPTIONS


 Item                                                        Unit Price
 ----                                                        ----------


 Slave System Operators Console (SOC) (color)                   $11,340


    This SOC would operate daisy-chained off the master
    SOC.


 Master System Operators Console (SOC) (color)                   20,000


    This price includes the SOC and the VAX interface card (ACC card) required for its support.


    Note: If the master SOC is to be operated remotely, the terrestrial modems required are not included.

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)



2.5      SOFTWARE LICENSE OPTIONS

         Software support for various protocols is available with purchase of the required license. This license fee provides a perpetual paid up license, but there is a monthly software maintenance fee (see System Maintenance Contract).

 Protocol                                      License Fee
 --------                                      -----------
 SDLC                                          Included in ISBN(TM) System License

 Voice                                         Included in ISBN(TM) System License

 Synchronous Bit Transparent                   Included in ISBN(TM) System License

 Asynchronous Bit Transparent                  Included in ISBN(TM) System License

 HDLC/SDLC Pass-Through                        Included in ISBN(TM) System License

 3270 Bisynchronous                            $20,000

 HASP                                          $50,000

 TINET                                         $50,000

 IBM PU4-to-PU4                                $50,000

 Burroughs Poll Select (Modified Version)      $50,000

 DDCMP (available 4th Quarter 1988)            $50,000

 X.25 (concentrator configuration)             $50,000
 (available 4th Quarter 1988)

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                 8015349 (2/90P)



2.6      PERSONAL EARTH STATION(TM)

2.6.1    Additional Orders

         Additional phases are implemented for the purchase of additional PES(TM) equipment. Buyer will obtain additional orders as follows:

         Item    Description                                          Minimum Quantity           Price
         ----    -----------                                          ----------------           -----
         1       Phased III Basic Package                                     0                $10,622
                 Consisting of:
                   i)  Fully tested DIU/O modules
                  ii)  Fully tested RFH units

         2       Phase IV Basic Package                                       0                $ 9,588
                 Consisting of:
                   i)  DIU/O kits of PC boards and chips
                  ii)  Fully tested RFH units
                 iii)  Fully tested IDM

         3       Phase V Basic Package                                   3,000 minus           $ 9,155
                                                                         cumulative
                                                                         quantities
                 Consisting of:                                        ordered in the
                                                                       previous phases
                   i)  Kit of PC boards and chips DIU/O modules
                  ii)  Fully tested RFH units with RF board



* It is understood that the units delivered in Phases III through V will need a degree of local integration by IMPSAT, S.A. in Argentina. It is IMPSAT's responsibility to obtain required know-how transfer to technology from HNS at each required Phase. Provision for license and technology transfer, together with associated transfer fees for these phases is made in the Manufacturing License and Technical Assistance Agreement executed by the parties contemporaneously with execution of this Agreement.


                                Revised 2/21/90

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (8/89P)



2.6.2    PES(TM) EQUIPMENT OPTIONS

         Pricing on PES(TM) equipment options are shown below. These prices are Ex-Works Seller's facility.

                                            Quantity                  Price
                                            --------                  -----

 Expanded DIU (EDIU)                          All                       $2,750
   Price for EDIU containing
   15 additional card slots


 2.4 Meter Antenna in lieu of                 All                       $2,600
   1.2 or 1.8 meter antenna
   (Incremental Price)


 RS-232 to V.35 Interface Box                 All                         $385
   (per V.35 port)


 RS-232 to RS-449 Interface Box


 IFL Cable (non-plenum) (minimum            per foot                     $1.16
 1000 foot roll)


 IFL Cable (planum) (minimum 1000           per foot                     $2.70
 foot roll)


 Alignment Tool                                                        $240


 MPC (with one PLC and one                                             $250
   Junction Box) Incremental price
   for MPC rather than RDPC when
   ordered as part of complete
   PES(TM) (order required 90 days
   in advance of delivery)


                                  Revised 8/2

                                                       IMPSAT, S.A. DEM CONTRACT
                                                                  E-5349 (8/89P)




2.6.3    PES(TM) MODULE PRICING

         The pricing for PES(TM) is as follows. These prices are Ex-Works Seller's facility:

 Item                                                               Unit Price
 ----                                                               ----------

 RF Head                                                                $6,800
 DIU/O Without Port Cards (Includes RF board, IDM, IOC)                  4,330
 RDPC                                                                    1,350
 RVPC (2 Card Set)                                                       2,760
 IOC Circuit Card for DIU/O                                              1,525
 IDU Power Supply                                                          500
 AEU Power Supply                                                          500
 1.8 m Antenna                                                             600
 RF Board                                                                1,900
 IDM Board                                                               1,800
 Multiport Port Card (MPC with two ports)                                1,600
 Multiport Expansion (per additional two ports)                            500
 Multiport Card Junction Box (for more than four I/O                       300
 ports)

2.6.4    PES(TM) MODULE REPAIR PRICING

         If PES(TM) maintenance service is performed by companies other than HNS or its agents, PES(TM) equipment modules will be repaired or replaced for the prices state below.

         RF Head                           $1,200

         DIU/O without port cards          $250 plus 33% of current price of DIU/O

         All other modules                 $250 plus 33% of current price of such modules

         Shipping costs from Buyer to Seller for the module to be repaired will be paid by Buyer. Return shipping costs for the repaired module will be paid by Seller.

         Repaired or replaced units will have a warranty of 90 days from date of shipment.

2.6.5    CANNOT DUPLICATE (CND)

         During the warranty period, and to the extent PES(TM) maintenance service is performed by companies other than HNS or its agents, the number of units returned to HNS for repair or replacement, which are subsequently classified as cannot duplicate (CND), shall not exceed 10% of the units returned or 3, whichever is larger, of all equipment of that type returned within the preceding fiscal quarter. CNDs in excess of 10% shall incur an administrative testing and handling fee as specified below. This calculation shall be made quarterly, and Buyer shall be billed and agrees to pay for each CND above that number allowed.


                                  Revised 8/2

                                                        IMPSAT, S.A OEM CONTRACT
                                                                E-5349(8/89P)

       PERSONAL EARTH STATION(TM)

2.6.1  ADDITIONAL ORDERS

     Additional phases are implemented for the purchase of additional PES(TM) equipment. Buyer will obtain additional orders as follows:

     Item   Description                          Minimum Quantity       Price
     ----   -----------                          ----------------       -----
       1    Phase III Basic Package                    0                $10,622
            Consisting of:
              i) Fully tested DIU/O modules
             ii) Fully tested RFH units

       2    Phase* IV Basic Package                    0                $ 9,588
            Consisting of:
              i) DIU/O kits of PC boards and chips
             ii) Fully tested RFH units

       3    Phase* V Basic Package                   5,000 minus        $ 9,155
                                                      cumulative
                                                      quantities
            Consisting of:                          ordered in the
                                                    previous phases


              i) Kit of PC boards and chips of DIU/O modules
             ii) Fully tested RFH units with RF boards







       * It is understood that the units delivered in Phases III through V will need a degree of local integration by IMPSAT, S.A. in Argentina. It is IMPSAT's responsibility to obtain required know-how transfer of technology from HNS at each required Phase. Provision for license and technology transfer, together with associated transfer fees for these phases is made in the Manufacturing License and Technical Assistance Agreement executed by the parties contemporaneously with execution of this Agreement.

                                 Revised 8/2

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                E-5349(9/88P)

2.6 PERSONAL EARTH STATION(TM)

2.6.1  ADDITIONAL ORDERS

     Additional phases are implemented for the purchase of additional PES(TM) equipment. Buyer will obtain additional orders as follows:

     Item   Description                         Minimum Quantity         Price
     ----   -----------                         ----------------         -----
       1.   Phase III Basic Package                    0                $10,622
            Consisting of:
              i) Fully tested DIU modules
             ii) Fully tested AEUs
            iii) Fully tested RFH units

       2.   Phase* IV Basic Package                    0                $ 9,588
            Consisting of:
              i) DIU kits of PC boards and chips
             ii) Fully tested AEU modules
            iii) Fully tested RFH units

       3.   Phase* V Basic Package                  3,000 minus         $ 9,155
                                                     cumulative
                                                     quantities
            Consisting of:                         ordered in the
                                                   previous phases


              i) Kit of PC boards and chips of DIU modules
             ii) Kit of PC boards and chips of AEU modules
            iii) Fully test RFH units







       * It is understood that the units delivered in Phases III through V will need a degree of local integration by IMPSAT, S.A. in Argentina. It is IMPSAT's responsibility to obtain required know-how transfer of technology from HNS at each required Phase. Provision for license and technology transfer, together with associated transfer fees for these phases is made in the Manufacturing License and Technical Assistance Agreement executed by the parties contemporaneously with execution of this Agreement.

                                                     IMPSAT, S.A. OEM CONTRACT
                                                                E-5349 (9/88P)


2.6.2   PES(TM) EQUIPMENT OPTIONS

        Pricing on PES(TM) equipment options are show below. These prices are Ex-Works Seller's facility.


                                                                        Quantity                   Price
                                                                        --------                   -----
        Expanded DIU (EDIU)                                               All                      $2,750
          Incremental price for EDIU containing
          15 additional card slots

        2.4 Meter Antenna in lieu of                                      All                      $2,600
          1.2 or 1.8 meter antenna
          (Incremental Price)

        RS-232 to V.35 Interface Box
          (per V.35 port)                                                 All                        $385

        RS-232 to RS-449 Interface Box

        IFL Cable [ILLEGIBLE]                                           per foot                     1.16

        IFL Cable [ILLEGIBLE]                                           per foot                     2.70

        Alignment Tool [ILLEGIBLE]                                                                   $240

        MPC (with one PLC and one Junction Box)                                                      $250
          Incremental price for MPC rather than
          RDPC when ordered as pat of complete PES(TM)
          (order required 90 days in advance of delivery)




                                 Revised 8/2

                                                      IMPSAT, S.A. OEM CONTRACT
                                                                 E-5349 (9/88P)




2.6.2   PES(TM) EQUIPMENT OPTIONS

        Pricing on PES(TM) equipment options are shown below. These prices are Ex-Works Seller's facility.

                                                                         Quantity                      Price
                                                                         --------                      -----
        Expanded DIU (EDIU)
          Incremental price for EDIU containing                             All                        $2,750
          15 card slots, rather than DIU.
          when ordered as part of complete PES(TM)

        2.4 Meter Antenna in lieu of                                        All                         2,600
          1.2 or 1.8 meter antenna
          (Incremental Price)

        Expanded DIU (EDIU)                                                 All                         4,150
          Price for standalone unit
          (rather than substitution for DIU)
          Includes IOC card but no RDPCs.

        RS-232 to V.35 Interface Box
          (per V.35 port)                                                   All                           385

        RS-232 to RS-449 Interface Box

        IFL Cable (PVC)                                                  per foot                        1.50

        IFL Cable (Teflon)                                               per foot                        2.50

        Alignment Tool                                                                                    240

        48 VDC Power Supply AEU                                                                           585

        48 VDC Power Supply DIU                                                                           585

        RFH to AEU Cable Set                                                                              500

                                                      IMPSAT, S.A. OEM CONTRACT
                                                                 E-5349 (9/88P)



2.6.3   PES(TM) MODULE PRICING

        The pricing for PES(TM) modules is as follows. These prices are Ex-Works Seller's facility:


        Item                                              Unit Price
        ----                                              ----------
        RF Head                                            6,800
        IDU Without Port Cards (includes RF Baord,
          IDM, IOC)                                        4,330
        RDPC                                               1,350
        RVPC (2 Card Set)                                  2,750
        IOC Circuit Card for DIU                           1,525
        IDU Power Supply                                     500
        AEU Power Supply                                     500
        1.8 m Antenna                                        600

2.6.4   PES(TM) MODULE REPAIR PRICING

        If PES(TM) maintenance service is performed by companies other than HNS or its agents, PES(TM) equipment modules will be repaired or replaced for the prices stated below.

            RF Head                    $1,200

            IDU without port cards     $250 plus 33% of current price of IDU

            All other modules          $250 plus 33% of current price of such
                                         modules.

        Shipping costs from Buyer to Seller for the module to be repaired will be paid by Buyer. Return shipping costs for the repaired module will be paid by Seller.

        Repaired or replaced units will have a warranty of 90 days from date of shipment.

2.6.5   CANNOT DUPLCATE (CND)

        During the warranty period, and to the extent PES(TM) maintenance service is performed by companies other than HNS or its agents, the number of units returned to HNS for repair for replacement which are subsequently classified as cannot duplicate (CND) shall not exceed 10% of the units returned or 3, whichever is larger, of all equipment of that type returned within the preceding fiscal quarter. CND's in excess of 10% shall incur an adminsitrative testing and handling fee as specified below. This calculation shall be made quarterly and Buyer shall be billed and agrees to pay for each CND above that number allowed.


            RF Board                                                     1900

            IDM Board                                                    1800

            Multiport Port Card (MPC with two Ports)                     1600

            Multiport Expansion (per additional two Ports)                500

            Multiport Card Junction Box (For more than four I/O Ports)    300

                                                      IMPSAT, S.A. OEM CONTRACT
                                                                 E-5349 (9/88P)



2.6.3   PES(TM) MODULE PRICING

        The pricing for PES(TM) modules is as follows. These prices are Ex-Works Seller's facility:


        Item                                              Unit Price
        ----                                              ----------
        RF Head (Includes RFH to AEU Cabls)               $5,600
        AEU (Complete)                                     3,000
        DIU with 1 RDPC                                    3,500
        DIU Without Port Cards                             2,530
        RDPC                                               1,350
        RVPC (2 Card Set)                                  2,750
        AEU to RFH Cable Set                                 500
        IOC Circuit Card for DIU                           1,525
        DIU Power Supply                                     500
        Analog Modem Card (AEU)                            1,200
        Digital Modem Card (AEU)                             700
        AEU Power Supply                                     500
        AEU Demod                                            600
        1.8 m Antenna                                        600


2.6.4   PES(TM) MODULE REPAIR PRICING

        If PES(TM) maintenance service is performed by companies other than HNS or its agents, PES(TM) equipment modules will be repaired or replaced for the prices stated below.

            RF Head                    $1,200

            AEU (complete)             $250 plus 33% of current price of AEU

            DIU without port cards     $250 plus 33% of current price of DIU

            All other modules          $250 plus 33% of current price of such
                                         modules.

        Shipping costs from Buyer to Seller for the module to be repaired will be paid by Buyer. Return shipping costs for the repaired module will be paid by Seller.

        Repaired or replaced units will have a warranty of 90 days from date of shipment.

2.6.5   CANNOT DUPLCATE (CND)

        During the warranty period, and to the extent PES(TM) maintenance service is performed by companies other than HNS or its agents, the number of units returned to HNS for repair for replacement which are subsequently classified as cannot duplicate (CND) shall not exceed 10% of the units returned or 3, whichever is larger, of all equipment of that type returned within the preceding fiscal quarter. CND's in excess of 10% shall incur an adminsitrative testing and handling fee as specified below. This calculation shall be made quarterly and Buyer shall be billed and agrees to pay for each CND above that number allowed.

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)

           Module                          CND
           ------                          ---
           RF Head                         $300
             or
           DIU/C without port cards
           All other modules               20% of
                                           appropriate module price



2.7         TRAINING OPTIONS

2.7.1          Additional Training Courses
            ISBN(TM) and PES(TM) System Introductory Course (3 days)                      $525         per student

            ISBN(TM) and PES(TM) System Operations Course (5 days)                      $1,200         per student

            ISBN(TM) and PES(TM) System Maintenance Course (10 days)                    $3,000         per student

            PES(TM) Installation, Operation, and Maintenance Course (5 days)            $1,100         per student

            ISBN(TM) Network Sizing (3 days)                                            $1,500         per student

2.7.2          Videotaping of Training

            Videotaping a training                                                        $700         per day of training
            course at Buyer's facility                                                                 videotaped plus
                                                                                                       travel and expenses

2.7.3          Training Course at Buyer Site

            ISBN(TM) and PES(TM) System Introductory Course (3 days)                    $5,500         plus travel and
                 (10 students maximum)                                                                 expenses

            ISBN(TM) and PES(TM) System Operations Course (5 days)                      $8,000         plus travel and
                 (8 students maximum)                                                                  expenses

            ISBN(TM) and PES(TM) System Maintenance Course (10 days)                   $11,000         plus travel and
                 (4 students maximum)                                                                  expenses

            PES(TM) Installation, Operation, and Maintenance Course (5 days)            $8,000         plus travel and expenses


           ISBN(TM) Network Sizing (3 days)                                             $6,500         plus travel

                                  Revised 8/2

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)

           Module                          CND
           ------                          ---
           RF Head                         $300
           AEU (complete)                  $250
             or
           DIU without port cards
           All other modules               20% of
                                           appropriate module price



2.7         TRAINING OPTIONS

2.7.1          Additional Training Courses
            ISBN(TM) and PES(TM) System Introductory Course (3 days)                    $525           per student

            ISBN(TM) and PES(TM) System Operations Course (5 days)                      $1,200         per student

            ISBN(TM) and PES(TM) System Maintenance Course (10 days)                    $3,000         per student

            PES(TM) Installation, Operation, and Maintenance Course (5 days)            $1,100         per student

            ISBN(TM) Network Sizing (3 days)                                            $1,500         per student

2.7.2          Videotaping of Training

            Videotaping a training                                                      $700           per day of training
            course at Buyer's facility                                                                 videotaped plus
                                                                                                       travel and expenses

2.7.3          Training Course at Buyer Site

            ISBN(TM) and PES(TM) System Introductory Course (3 days)                    $5,500         plus travel and
                 (10 students maximum)                                                                 expenses

            ISBN(TM) and PES(TM) System Operations Course (5 days)                      $8,000         plus travel and
                 (8 students maximum)                                                                  expenses

            ISBN(TM) and PES(TM) System Maintenance Course (10 days)                    $11,000        plus travel and
                 (4 students maximum)                                                                  expenses

            PES(TM) Installation, Operation, and Maintenance Course (5 days)            $8,000         plus travel and expenses


            ISBN(TM) Network Sizing (3 days)                                            $6,500         plus travel and expenses

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)

         Buyer must make available the necessary equipment to support the training class at Buyer's facility. Price per course assumes the maximum number of students indicated. The incremental cost of any additional students shall be equal to the cost of the required additional material.

2.8      ADDITIONAL DOCUMENTATION OPTIONS

         Title                                                      Price Per Copy
         -----                                                      --------------
         System Description and Theory of Operations                    $100
         SCC Operations Guide                                            100
         System Operations and Maintenance Manual                        100
         IF Subsystem Operations and Maintenance Manual                   75
         Voice Port Cluster Operations and Maintenance Manual             50
         Call Connection Cluster Operations and Maintenance Manual        50
         Data Port Cluster Operations and Maintenance Manual              50
         Network Control Cluster Operations and Maintenance Manual        50
         System Interface Cluster Operations and Maintenance Manual       50
         PES(TM) User's Guide                                             10
         PES(TM) Service and Installation Manual                         100
         PES(TM) Remote Site Preparation Specification                    75

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)


                                  SECTION 3.0
                                 PAYMENT TERMS

         "Buyer shall establish a confirmed, irrevocable letter of credit in favor of Seller at the Bank of America, Los Angeles Main Office, Los Angeles, California 90071, U.S.A., or another bank acceptable to Seller, in the amount of 85% of the total price of each shipment. The letter of credit will be established prior to each shipment, except that the hub and the first 100 PESs(TM) will be covered by the same letter of credit. The letter of credit shall be valid until all payments to Seller have been made in accordance with the contract. The letter of credit shall specifically instruct said bank to make incremental payments to Seller in U.S. dollars against the letter of credit in accordance with the payment schedule specified in the contract. Such payments are to be upon demand, without delay and without the necessity of any judicial or administrative action. If the validity or the letter of credit expires prior to completion of payments hereunder, Buyer shall, at the request of Seller, arrange for the validity of the letter of credit to be extended for an appropriate period. In the event Buyer is unable to secure any applicable letter of credit as specified herein, the 5% down payment to be paid by Buyer will be forfeited to Seller as cancellation charges and all obligations of the parties under the Contract will be terminated, unless the parties mutually agree that the contract should be extended and other payment arrangements made.

         All bank charges related to the letter of credit established by Buyer, in accordance with the above, shall be paid by Buyer.

         All payments hereunder shall be made in U.S. currency and Buyer shall obtain any necessary government approvals and shall make any arrangements necessary to make such payments.

3.1      HUB EQUIPMENT AND SERVICES

         Payment for the hub Baseband Equipment, Engineering Services, and Spares will be due upon completion of the following milestones:


                                          Months After                   Payment
        Milestone                        Contract Start                    Due
        ---------                        --------------                  -------
Effective Date (4)                                0             5% of Total Contract Price

Upon Shipment of Hub Equipment                7 1/2            60% of Total Hub Equipment
                                                                    Services, Spares,
                                                                    (Subsection 1.1);
                                                                     and 10 PESs(TM)

Upon Shipment of 90 PES(TM)                       9                        95%

Completion of System Acceptance                  10            35% of Total Hub Equipment,
Test or Qualified Acceptance                                Services, Spares (Subsection 1.1),
                                                                     and 10 PESs(TM)

Upon Shipment of 100 PES(TM)                     11                        95%

----------------

(4) Drafts and certification of completion of appropriate milestones will be forwarded to Buyer for payment.

                                                       IMPSAT, S.A. OEM CONTRACT
                                                                  E-5349 (9/88P)

Upon Shipment of 100 PES(TM)                     13                        95%
Upon Shipment of 100 PES(TM)                     15                        95%
Upon Shipment of 100 PES(TM)                     17                        95%

3.2      PERSONAL EARTH STATIONS(TM)

         Drafts against letters of credit for each PES(TM) (and appropriate additional equipment, if any) delivered will be submitted upon shipment of PES(TM).

3.3      SHIPPING AND OTHER COSTS

         Costs associated with delivery of equipment ordered after the Initial Order will be billed as follows:

         PES(TM) shipping costs will be billed at the time of shipments at a rate of actual shipment costs plus a ten percent handling fee.

         Shipping costs of hub equipment will be billed at time of shipment.

         Shipping costs of other items, such as spares, documentation, etc., will be billed at time of shipment.

3.4      OPTIONS

         For any equipment, software or services options exercised, Drafts will be submitted upon shipment or completion of work.

                                 AMENDMENT NO. 6


      THIS AMENDMENT NO. 6 (this "Amendment"), made this 6th day of December, 1994, by and between IMPSAT, S.A, a corporation organized under the laws of Argentina ("IMPSAT-Argentina" or "Customer") and Hughes Network Systems, Inc. ("HNS").

                                   WITNESSETH:

      WHEREAS, IMPSAT-Argentina and HNS entered into a contract for the sale of an Integrated Satellite Business Network ("ISBN") dated October 21,1988, which contract was subsequently modified by amendments dated April 20, 1989, February 23, 1990, December 19, 1993. and June 1994 (collectively, the "Contract"); and

      WHEREAS, under the terms and conditions of the Contract, IMPSAT-Argentina's affiliated companies IMPSAT, S.A., a Columbian corporation ("IMPSAT-Columbia"), and IMPSAT, S.A., a Venezuelan corporation
("IMPSAT-Venezuela"), have ordered and taken delivery of ISBN equipment and services ("Equipment and Services");

      WHEREAS, IMPSAT-Argentina, IMPSAT-Columbia and IMPSAT-Venezuela as well as two other affiliated companies in Ecuador and Mexico and any other affiliated companies that may be Formed (collectively referred to as the "Companies" and each individually referred to as a "Company"),would like to order and take delivery from HNS of additional Equipment and Services during a twelve (12) month period;

      WHEREAS, IMPSAT-Argentina has requested, and HNS has agreed to supply during a twelve (12) month period a specified additional amount of Equipment and Services to the Companies, pursuant to the terms of the Contract and certain additional Terms and conditions,

      WHEREAS, IMPSAT-Argentina and HNS, the parties hereto, have agreed to amend the Contract to provide for the supply or such ISBN Equipment and Services and for such additional terms and conditions;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration acknowledged by the parties to have been given the parties agree as follows:

1.    INITIAL PAYMENTS

Customer shall deliver within thirty (30) days of the Effective Date the following payments:

      a. A deposit of five percent (5%) of the Total Discounted Price of the Equipment and Services to be purchased hereunder (as defined in Section 2 below); and

      b, All amounts due and owing HNS by Customer or the Companies under the Contract as of the date the deposit in section a. above is paid.

2.    EQUIPMENT AND SERVICES LIST AND PRICES

Customer agrees to purchase or to cause the Companies to purchase from HNS during the twelve (12) month period commencing on the Effective Date hereof (the "Period") the Equipment and Services set forth below on Exhibit A hereto at the priced specified in Exhibit A. All prices listed on Exhibit A are F.O.B. Miami. The Total Discounted Price for the Equipment and Services on Exhibit A is:

               PES     Equipment and Services       $ 28,476,786

                       BULK ORDER DISCOUNT            (2,846,779)

               HES     Equipment and Services          4,478,065

      TOTAL DISCOUNTED PRICE-                       $ 30,099,072

3.    SCHEDULE OF DELIVERIES

Attached hereto as Exhibit B is Customer's best forecast of the deliveries to be made to the Companies hereunder during each of the four (4) three (3) month periods (each a "Quarterly Period") commencing with the Effective Date hereof. At least forty-five (45) days prior to each of the respective Quarterly Periods, Customer must notify HNS of the precise collective delivery request of the Companies hereunder for such Quarterly Period which precise request shall be equal to at least eighty percent (80%) of the forecast submitted above for such Quarterly Period. The amount of Equipment and Services by which a precise request falls short of the forecast for such Quarterly Period (1-20%) shall be automatically added to the delivery forecast for the next successive Quarterly Period and thus shall be due to be delivered to and paid for by Customer along with the Equipment and Services for that next successive Quarterly
Period.

Failure of Customer to make timely payments in accordance with the provisions of Paragraph I above shall relieve HNS from its obligation to deliver in the accordance with the Schedule of Exhibit B. Following receipt of the required payments, the Customer and HNS shall agree on a new Schedule that shall replace the schedule as contained herein.

Notwithstanding the foregoing, nothing contained herein shall relieve Customer from fulfilling its obligations to take delivery of the scheduled deliveries within the four (4) Quarterly Periods immediately following the Effective Date hereof.

4.    PAYMENT

HNS shall invoice the respective Company for each delivery requested under
Section 3 above upon Acceptance of the respective Equipment and Services in accordance with the Statement of Work. Payment will be due sixty (60) days from the date of such invoice. In the event that the respective Company does not deliver to HNS payment in full for an invoice by such date. Customer agrees to pay such overdue amounts to HNS along with the applicable late payment charge specified in the Contract. All payments hereunder shall be made in U.S. currency and Customer or the Companies shall obtain any necessary government approvals and shall make any arrangements necessary to make such payments.

5.    CREDIT LIMIT

The total sum owing by Customer or any of the other Companies under any payment arrangement agreed to by both parties for Equipment and Services purchased pursuant to this Amendment shall not exceed Five Million Five Hundred Thousand Dollars ($ 5,500,000). No deliveries will be made hereunder in the event such credit limit is reached or in the event that a requested delivery would cause such credit limit to be reached. If a delivery may not be made due to the credit limit, however, it does not affect Customer's obligation under Section 2 above to take delivery of all of the Equipment and Services set forth on Exhibit A within the Period.

6.    PRICING FOR ADDITIONAL PURCHASES

      Section 2 of Exhibit C to the Contract is deleted and is replaced in its entirety by the revised Section 2 attached hereto.

7.    SYSTEMS MAINTENANCE AGREEMENTS

The parties hereby agree that within ninety (90) days of the Effective Date. HNS shall enter into a system maintenance services agreement with each of the respective Companies and that after all of such agreements are executed HNS shall provide collectively to the Companies the services of one (1) HNS employee to support such agreements.

      The price for the Companies shall be determined in accordance with HNS' standard pricing and terms and conditions for such services.

8.    INSTALLATION AND MAINTENANCE SUPPORT

For three (3) year period commencing with the Effective Date hereof. Customer or the Companies shall provide to HNS installation and maintenance support services in the companies' countries of service at the following rates:

Installation Support:

According to IMPSAT Standard procedures for different sizes of antennas and type of installation:

              Installation Materials:             Actual cost plus 15%
              Travels & Living Expenses:          Actual cost plus 15%
              Labor:                              850 US$ per day and per man

Maintenance Support:

Within 12 hours once requested call out services.

              Materials:                  Actual cost plus 15%
              Spares:                     To be supplied by HNS
              Labor:                      850 US$ per day and per man.

9.    ASSIGNMENT OF CONTRACT

Customer shall have the right to assign its and obligations under the Contract a future holding company subject to agreement between Customer and HNS.

10.   MISCELLANEOUS

In addition to the deliveries as specified herein, HNS will deliver free of charge, the following equipment:

      - One (1) Network Start Up Equipment
      - Two (2) demodulator - BCD's
      - Two (2) DPC's
      - Five (5) VPC's
      - Eight (8) LIM's
      - Fifty (50) C-Band PES's
      - Fifty (50) Ku-Band PES's

Except for HUB equipment listed above which shall be delivered within 90 days of notice from Customer, these deliveries shall follow delivery of equipment listed in Exhibit A.

11.   RATIFICATION OF CONTRACT

In all other respects, the Contract remains unchanged and the parties hereby ratify said Contract

      WITNESS the following signatures.

      HUGHES NETWORK SYSTEMS. INC.          IMPSAT. S.A.

      BY      /s/ Signature illegible       BY      /s/ Signature illegible
         ------------------------------        -----------------------------
      TITLE   Executive Vice President      TITLE   Vice President
            ---------------------------           --------------------------
      DATE    6 Dec, 1994                   DATE    6/12/94
           ----------------------------          ---------------------------

                                    EXHIBIT A

                                SUMMARY OF PRICES

                                    EXHIBIT B

                             SCHEDULE OF DELIVERIES

                                    EXHIBIT C

                               REVISED SECTION 2.0

              ISBN SYSTEM EQUIPMENT OPTIONS (ADDITIONAL PURCHASES)

      In addition to the equipment to be provided in accordance with Subsections 1.1, additional equipment or software may be ordered by Buyer, at its option, by providing written notice to Seller at any time during the term of the Contract. Optional items are presented in the following subsections. The prices indicated are those valid for the period of two years.

      Pricing for the hub IF and baseband equipment. Subsection 2.1, is based on the assumption that the equipment is not ordered for inclusion in the initial system, but rather to be installed later as a system expansion. Therefore, the pricing does not include system engineering or program management or installation. The system engineering, program management and installation will be quoted when the exact schedule is known, and the degree of seller assistance desired by Buyer in network planning, etc., is defined.

2.1 HUB IF AND BASEBAND EQUIPMENT EXPANSION OPTIONS

      Each of these options is defined in Subsection 2.4 of the technical specification, Exhibit B. All prices are F.O.B. Miami.

Item                                                                                  Unit Price
----                                                                                  ----------
Network startup equipment (one set required per outroute)
       Dual Rack                                                                       $269,154
       Single Rack                                                                     $183,056
Baseband expansion rack                                                                $ 30,638
IF expansion rack                                                                      $ 70,604
Inroute Burst Channel Demodulator (BCD) (one required per inroute)                     $ 17,741
Data Port Cluster (DPC) startup equipment (one set per DPC)(basic memory config.)      $ 10,289
DPC startup equipment (one set for DPC)(X.25 extended session configuration)           $ 14,697
Standard Line Interface Modules (LIMs) (Up to 4 per DPC) (RS-232, V.35,
or RS-422)                                                                             $  5,007
Synchronous bit transparent transmission LIM                                           $  6,156
1:N redundant DPC (N=1,2,3) (Redundant DPC has 4 LIM's)                                $ 37,962
Startup LAN Cluster - Ethernet (including 2 LAN LIMs and I/Os)                         $ 44,650
Startup LAN Cluster-Token Ring (including 2 LAN LIMs and I/Os)                         $ 44,650
Startup LAN Cluster-Ethernet (including 4 LAN LIMs and I/Os)                           $ 62,700
Startup LAN Cluster-Token Ring (including 4 LIMs and I/Os)                             $ 62,700
Voice startup equipment (Call Connection Cluster - CCC)                                $ 11,714
Voice Port Cluster (VPC) (2 voice ports per VPC)                                       $ 10,023
System IF distribution equipment (for 2 or more networks)                              $ 11,828

2.2 OPTIONAL NETWORK DIAL BACKUP

      Network Dial Backup Unit                                     $27,964
      ------------------------

      This unit supports dial backup via wireline modems on up to 15 ports on a single network. The price includes an EDIU configured with an IOC and the modem backup card, which plugs into a BCD chassis in an IF rack. Data Port Cards and terrestrial modems are not included. The number of RDPCs and terrestrial modems required will depend on the number of ports that are to be supported simultaneously (1-15).

      Fail Safe Hub License                                        $25,080
      ---------------------

      This license is required on a per hub site basis if the dial backup unit described above is to be utilized for fail-safe dial backup (Manual dial out from hub).

      Automatic/Fail Safe Dial Backup License                      $45,980
      ---------------------------------------

      This license is required on a per hub site basis for the Dial Backup Unit described above and provides software to implement automatic dial backup through a remote PES originated phone call. This license includes the Fail Safe Dial Backup license as well.

2.3 ADDITIONAL HUB IF AND BASEBAND SPARES

      Pricing on individual hub spares is shown below. These prices are F.O.B. Miami and do not include installation or shipping.

      Item                                                         Unit Price
      ----                                                         ----------
      Outroute modem                                               $14,769
      Inroute BCD complete (four module set)                       $17,471
      Processor Module                                             $ 3,971
      LIM                                                          $ 3,572
      LIM I/O (RS-232)                                             $ 1,758
      LIM I/O (V.35)                                               $ 1,758
      LIM I/O (RS-449)                                             $ 2,062
      LAN IM with I/O (Token Ring and Ethernet)                    $14,250
      TX/RX controller (three module set)                          $17,870/set
      Power supply                                                 $ 1,758
      Voice Interface Module (VIM)                                 $ 7,595
      VIM I/O                                                      $ 4,085
      BCD Bus Repeater Module                                      $ 1,667
      Bus Repeater Module                                          $ 1,587
      MMB jumper                                                   $   238
      MMB terminator                                               $   157
      BCD BRM terminator                                           $ 1,188
      Blower                                                       $   318
      IF amplifier for network distribution chassis                $   556
      SCC - SIC interface card                                     $ 7,059
      SCC-SIC interface card                                       $ 7,743
      IF amplifier for System Distribution Chassis                 $   318
      IF distribution power supply                                 $   318

2.4 SOFTWARE LICENSE OPTIONS

      Software support for various protocols is available with purchase of the required license. This license fee provides a perpetual paid up license, but there is a monthly software maintenance fee (see System Maintenance Contract).

      Protocol                                            License Fee
      --------                                            -----------
      SDLC (PU4-to-PU2)                                   $44,000*
      Voice                                               Included in ISBN System License
      Synchronous bit transparent                         Included in ISBN System License
      Asynchronous bit transparent                        Included in ISBN System License
      HDLC/SDLC passthrough                               Included in ISBN System License
      3270 bisynchronous                                  $17,600*
      IBM SDLC (PU4-to-PU4)                               $44,000*
      Burroughs poll select (Modified Version)            $44,000*
      HASP                                                $44,000*
      X.25                                                $44,000*
      X.3/X.28/X.29 PAD (must be added to X.25)           $ 6,000 (purchased concurrently with X.25)
                                                          $16,000 (Purchased separately from X.25)

      Ethernet LAN support                                $44,000*
      Token Ring LAN support                              $44,000*

      * Choice of any single protocol to be included in the basic ISBN License.

2.5 PERSONAL EARTH STATION OPTIONS

2.5.1 PES EQUIPMENT OPTIONS

      Pricing on PES equipment options are shown below. These prices are F.O.B. Miami.

      Equipment                                       Quantity            Price
      ---------                                       --------            -----
      PES Model 8000 with 1.8 meter antenna             Each              $7,695
      with Circular or Linear, co-pol or x-pol,
      5-watt C-band RF Head, 100 feet of IFL
      cable, 4-slot Indoor Unit, and one
      two-port MPC with junction box.

      PES Model 8000 with 1.8 meter antenna             Each              $6,650
      with linear co-pol or X-pol Feed, 1-watt
      Ku-band RF Head, 100 feet of IFL cable,
      4-slot Indoor Unit, and one tow-port MPC
      with junction box

      PES 8000 with 1.2 meter antenna with              Each              $6,365
      linear co-pol or x-pol feed, 1 watt
      Ku-band RF head, 100 feet of IFL cable,
      4-slot indoor unit, and one two-port MPC
      with junction box

Equipment                                                                     Quantity         Price
---------                                                                     --------         -----
PES Model 6500 with 1.2 meter antenna                                           Each           $5,985
with linear co-pol or X-pol Feed, 1-watt
Ku-band RF Head, 100 feet of IFL cable,
1-slot Indoor Unit, and one two-port MPC
with junction box

PES Model 4000 equipped with 1.8 meter C-band antenna                           Each           $3,035
with Linear or Circular X-pol of Co-pol receive only feed,
LNA, 100 feet of IFL cable, 1-slot Indoor Unit and one two port
MPC with junction box.

PES Model 4000 equipped with 1.2 meter Ku-band antenna                          Each           $2,935
with Linear X-pol of Co-pol receive only feed,
LNA, 100 feet of IFL cable, 1-slot Indoor Unit and one two port
MPC with junction box.

Multiport Port Cards (MPC) (with two interfaces                                 Each           $  950
     and one junction box) (Basic Memory configuration)

Multiport Port Cards (MPC) (with two interfaces                                 Each           $1,235
     and one junction box) (Extended Memory configuration)

Multiport Card Expansion (two ports per card)                                   Each           $  142

MPC Modem Backup Capability                                                     Each           $  334
     (User Port and Backup Port per PLC)

Junction Box add on for MPC, CPC or TPC                                         Each           $  237
     (supports four I/0 ports) (use for addition of
     serial ports to TPC or for ports 5 to 8 on MPC)

Remote Voice Port Modules 16 Kbps (VPMs)                                        Each           $1,400

Remote Voice Port Cards (RVPC) (5kbps CELP)                                     1 - 99          1,710
                                                                                100-+          $1,235

Turbo Port Card with Ethernet interface (no serial)                             Each           $2,375
   (Add a junction box for 2 RS-232 ports
   and one PLC for 3rd and 4th serial
   port support)

Turbo Port Card with Token Ring LAN interface                                   Each           $2,612
   (no serial) (Add a junction box for 2 RS-232
   ports and one PLC for 3rd and 4th serial
   port support)
Turbo Port Card with two serial RS-232 ports                                    Each           $1,900
   (and junction box) (Add one PLC for
   3rd and 4th serial port support)
(Add Token Ring or Ethernet PLC for LAN upgrade)

Ethernet PLC for Turbo Port Card Upgrade to LAN                 Each       $  807

Token Ring PLC for Turbo Port Card Upgrade to LAN               Each       $  950

Compact Port Cards (MPC with two RS-232                         Each       $1,035
   interfaces and one junction box) (4 serial
   ports max capability)

PES 2.4-meter antenna (equipment only)                          Each       $2,288
                                                                         additional

Extended Digital Interface Unit (EDIU)                          Each       $1,938

   Incremental price for EDIU containing
   13 card slots rather than DIU
   when ordered as part of complete PES

EDIU                                                            Each       $3,296
   Price for standalone unit
   (rather than substitution for DIU)
   Includes IFM card but no Port Cards

Two watt Ku-band PES upgraded                                   Each       $  988
   (at time of initial PES order)

2.4 meter antenna in lieu                                       Each       $2,288
   of 1.2 or 1.8 m antenna
   (incremental price)

Universal tripod mount                                          Each       $  440
   (1.2 meter or 1.8 meter antennas)

Nonpenetrating mount
   1.2 meter or 1.8 meter                                       Each       $  880
   Lids for NPMs                                                           $  220

Deicing (1.0, 1.2 or 1.8 meter, includes feedhorn heater)
   Temperature sensor                                           Each       $1,012
   Temperature and moisture sensor                              Each       $1,100

Deicing (2.4 meter) (includes feedhorn heater)                  Each       $2,420

RS-232 to V.35 interface box                                    Each       $  308
(per V.35 port)

PES Dual autodial/answer modem                                  Each       $  572

Quickpoint Mount (1.2, 1.8 or 2.4 meter antenna)                Each       $  176

IDU Power Supply Unit (PSU)                                     Each       $   95

IOC (Type 2)                                                    Each       $  800(2)

      Equipment                           Quantity         Price
      ---------                           --------         -----
      RF Head (Type 3; 5-watt C-band)       Each           $4,512

      RF Head (1-watt Ku-band)              Each           $3,325

      IFM (All Types)                       Each           $2,850

      DIU without Port Cards (Type 3)       Each           $2,850
         (C-band or Ku-band)

2.5.2 PES (WITHOUT ANTENNA) SPARES PRICING

      PES units may be purchased without antennas for use as spares. The applicable pricing is the appropriate PES unit pricing for the Buyer's volume reduced by $650 for a PES with a 1.8 m. antenna and by $450 for a PES with a 1.2 meter antenna

2.5.3 ONSITE TECHNICAL SUPPORT

      Onsite HNS technical support, if required by Buyer, will be billed at $750 per day, plus 110% of actual expenses.

2.6 HYBRID AND TELEPHONY EARTH STATION EQUIPMENT OPTIONS

2.6.1 BASEBAND EQUIPMENT

      CU2                 TES Universal Channel Unit         each       $4,690
      PLC-FIM             FAX interface module               each       $  665
      RKMOUNT-KIT         TES Rack Mount Kit                 each       $  196
      HDCRK-110v          High Density Rack                  each       $3,255
      TESHDC2-110v        TES 14 slot chassis (wo/RFM)       each       $4,550
      TESCHAS2-110v       TES 4 slot chassis w/ RFM          each       $3,220
      RFM                 RFM module                         each       $2,100

2.6.2 RADIO FREQUENCY TERMINAL EQUIPMENT

      ANT-CBX-LXP38       3.8 m C-band Xpol antenna               each                $12,065
      RF-AC20W-CBR        20watt C-band Radio (redundant)         each                $54,600
      IFL                 IFL Cable                               1000 ft spool       $ 1,250
      INSTALL-KIT         TES Installation Kit                    each                $   875
      HES-IFM             IFM Module Assembly                     each                $ 2,100
      HES-IF-KIT          HES If Kit                              each                $   175
      TES-IFL-KIT         TES IFL Install Kit                     each                $   875
      RF-CB20-xxx         5 watt to 20 watt RFE Upgrade Kit       each                $ 9,450

2.7 OPTIONAL TRAINING CLASSES

2.7.1 TRAINING COURSES AT GERMANTOWN, MARYLAND

      Course Title                                                            Price
      ------------                                                            -----
      ISBN and PES System Introductory Course (3 days)                  $  550 per student
      ISBN and PES System Operations Course (5 days)                    $1,258 per student
      ISBN and PES System Maintenance Course (10 days)                  $3,146 per student
      ISBN Network Sizing Course (3 days)                               $1,153 per student
      PES Installation, Operation and Maintenance Course (5 days)       $1,571 per student

      TES Executive Overview Course (1 day)                             $  900 per student
      TES System Architecture Course (3 days)                           $1,350 per student
      TES Operations Course (7 days)                                    $3,150 per student
      TES Installation and Maintenance Course (5 days)                  $2,250 per student
      TES Network Engineering and Management Course (5 days)            $2,250 per student

2.7.2 TRAINING COURSE AT BUYER SITE

      Course Title                                                                       Price
      ------------                                                                       -----
      ISBN and PES System Introductory Course (3 days)                                  $ 4,840
      (10 students maximum)

      ISBN and PES System Operations Course (5 days)                                    $ 7,040
      (8 students maximum)

      ISBN and PES System Maintenance Course (10 days)                                  $ 9,680
      (4 students maximum)

      ISBN Hub Earth Station Operations and Maintenance Course
      (2 days) (10 students maximum)                                                    $ 6,600

      PES Installation, Operation and Maintenance Course (5 days)                       $ 7,040
      (10 students maximum)

      ISBN Network Sizing Course (3 days) (8 students maximum)                          $ 4,840

      TES System Architecture (3 days)(8 students maximum)                              $ 8,900

      TES Operations (7 days)(8 students maximum)                                       $11,900

      TES Maintenance and Installation Course (5 days) (8 students maximum)             $10,900

      TES Network Engineering and Management Course (5 days)( 8 students maximum)       $11,900

      Buyer must make available the necessary equipment to support the training class at the Buyer's facility. Price per course assumes the maximum number of students indicated. The incremental cost of any additional students shall be equal to the cost of the required additional material. The reasonable travel, food, and lodging expenses incurred by the instructor will be billed at HNS' actual cost, plus 15%.

2.8 ADDITIONAL DOCUMENTATION OPTIONS

      Title                                                        Price Per Copy
      -----                                                        --------------
      ISBN

      System Description and Theory of Operations                      $  100
      SCC Operations Guide                                             $  100
      System Operations and Maintenance Manual                         $  100
      Quick Reference Manual                                           $   50
      IF Subsystem Operations and Maintenance Manual                   $   75
      Voice Port Cluster Operations and Maintenance Manual             $   50
      Data Port Cluster Operations and Maintenance Manual              $   50
      Network Control Cluster Operations and Maintenance Manual        $   50
      System Interface Cluster Operations and Maintenance Manual       $   50
      Call Connection Cluster Operations and Maintenance Manual        $   50
      PES User's Guide                                                 $   10
      PES Service and Installation Manual                              $  100
      PES Remote Site Preparation Specification                        $   75


      TES

      Standard O&M Set                                                 $1,550
      Standard NCS Set                                                 $3,000
      Standard Reference Set                                           $3,500

      The price of the TES RF System Operations and Maintenance Manual depends upon the specific RF earth station purchased.